UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 7, 2006

                           FABULOUS FRITAS CORPORATION
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             (Exact name of registrant as specified in its charter)

Florida                            333-70868                          65-1129569
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(State or other            (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                               Identification No.)

        2111 Palomar Airport Road, Suite 100, Carlsbad, California 92009
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 858-243-2615




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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c.) and (d.) On August 14, 2006, one (1) new director was added pending the next annual meeting for the election of directors. Existing director, Roger
E. Pawson, nominated and appointed Jeff Reidy to serve as a Director until the next shareholder election of directors. Following acceptance of the directorship Jeff Reidy was appointed President, Secretary and Treasurer and Charles Lawrence was appointed as Vice President. Roger E. Pawson remains as Chairman of the Board of Directors.

     Relevant information with respect to Jeff Reidy and Charles Lawrence is as follows:

     Mr. Jeff Reidy, age 27, worked for AT&T Wireless from September 1999 to March 2003 as a Communication Specialist advancing to Third Manager while continuing to advance sales quotas. Terrance McManus, President of Jordyn Taylor Properties, then recruited Mr. Reidy to manage one of their newly established retail residential real estate offices.

     Mr. Reidy has been a licensed real estate agent and Realtor(C)professional since September 2002. Mr. Reidy has been employed with Jordyn Taylor Properties, Inc. since March 2002 and in that time has managed several of the companies real estate retail locations. Mr. Reidy is the youngest Executive in the organization's five-year history. Mr. Reidy has overseen the management of the company's operations and was an active part in the more than thirty thousand recorded real estate transactions. For the past two plus years Mr. Reidy has handled the marketing for the organization and has established hundreds of vendor relationships. Mr. Reidy has negotiated several million-dollar vendor agreements with companies such as The Palm Beach Post, Sun Sentinel, STS Telecom, and IKON Office Solutions while also cutting company-operating expenses by two thirds.

     Mr. Charles Lawrence, age 26, attended St. Petersburg College in 2000 and 2001, majoring in computer engineering. His coursework involved various classes related to web development and design. Following a move to South Florida in December of 2001, he obtained a position at The Answer Group; a large technical support company in the Ft. Lauderdale region. Over the next three years at The Answer Group, Mr. Lawrence used his position to increase his knowledge and experience with many different aspects of computer technology, ranging from web design to networking and operating system support. Eventually he took on a manager and technical training position, responsible for advanced technical training of both new and older employees in areas relating to consumer computer and DSL support, while contributing in minor ways to the development of internal web services for the company. While employed at The Answer Group, Mr. Lawrence furthered his experience in web design with independent projects. In January of 2003, he founded an open-source game project called Dawn of Infinity and built and designed the website for the project. Later, he became involved in a South Florida independent media website called the Miami Independent Media Center until January 2006. In his position as website administrator, Mr. Lawrence redesigned the existing, poorly coded and non-functional website to become much more user friendly and attractive and helped to push the Miami IMC to become an important community resource for alternative news in the South Florida area.




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     Additionally, he has run a personal website, TheTechGurus.net, for the last several years. This website has featured various articles created by Mr. Lawrence ranging from how to modify Google Inc's PPTP VPN client to connect to non-Google VPNs to many personal stories related to science, technology, and politics. Recently he has been employed with Jordyn Taylor Properties as the Technology Director where he has actively maintained and improved the company's computer systems and networks. He has also been responsible for designing several different websites for the company including a complete redesign of the main Florida Rent Finders site, the creation of a corporate homepage, a website for JTP's mortgage division, and a website for the property management division. During the summer of 2006, he has also begun doing web design for a music production and promotions company, Antidote Productions, Inc. He recently completed the website of Antidote's first client, Parantula.


ection 8 - OTHER EVENTS

Item 8.01. Other Events

1. Jeff Reidy and Charles Lawrence have joined the Company in their new capacities to implement a new business plan. The initial phase of the business plan will be implemented over the next six months, followed thereafter by extensive marketing and additional programs. Mr. Reidy and Mr. Lawrence will each receive advances of $1,000.00 monthly to supplement other income during this initial six-month period. Depending on the outcome of the initial six-month period, the Company will at that time adjust the amount and duration of compensation for each and implement a stock compensation program satisfactory to Messers Reidy, Lawrence and the Company. The history relating to the project and the proposed business plan is outlined in the following paragraphs. Initial financing for the program is outlined in paragraph two. A name change to reflect the new business activities will be effected in the near future.

     Today there are popular websites like Slashdot.org, Digg.com, and BoingBoing.net which have hundreds of thousands of daily visitors. These websites, among others, are based on the concept of community-submitted links to articles, websites, and media files found around the internet in thousands of different places. There is a particular problem that commonly affects websites that host the content that these websites list, known popularly as the "Slashdot/Digg Effect". The "Effect" is simple in definition, but the answer has proved elusive. Many of the websites that are linked to from these community sites are run by bloggers and small companies that have limits on their websites set by their web host providers. The "Effect" comes into play as thousands of people who daily read these community websites suddenly start visiting the websites that host the linked content. Within a short matter of time, these small websites are over-run and all of their bandwidth allotment is used up, or the servers that host the website are overloaded.

     The Company will offer a service designed to automatically provide temporary backup "caching" for websites that are potentially affected by the "Effect". In this model, to be known as Commoncache servers will automatically scrape and temporarily archive websites that are listed on the most popular community websites around the internet. In the event that these websites are reaching a saturation point, users will be able to continue to access the content of the webpage by pulling it from Commoncache servers.






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     The  initial  business  model  for  Commoncache   will  combine:   (a.)  an
advertising model; (b.) a paid monthly subscription option and, (c.) a per-incident hosting option.

     (a.) Advertising - On each page that is displayed using the Commoncache service, a small overlay banner at the top and bottom of the page will contain small advertisements, combining ads from Google's Adsense and paid-placement advertisements from other 3rd party purchasers.

     (b.) Monthly subscription - We will offer a subscription to have a basic customer website cached when new content is published on the site. Customers will receive a small file that they will include onto their website so that when they are reaching the limits of their bandwidth, or their website stops responding, we will continue to serve their content. Business customers will be charged for the same service.

     (c.) Per-incident hosting - Basic and business customers will have an option of buying hosting in 2 week increments at the price of $10 and $20 respectively.

     Commoncache will provide as a free and public service caching of websites linked to from popular websites, mainly Digg.com and Slashdot.org, subject to limitations set by the Company.


2. Initial financing for implementation of the proposed business plan and model has been secured through an unsecured Line of Credit extended to the Company and funded by National Business Investors - Joint Venture, 2300 Palm Beach Lakes Blvd, Suite 218, West Palm Beach, Florida 33409, in a principal amount not to exceed $100,000.00, which bears interest at the rate of 10% per annum, payable quarterly, the principal balance advanced due or payable December 31, 2007 with the right of the Lender to convert the principal amount of the indebtedness in whole or in part at any time prior to payment into the restricted common stock of the Company at a conversion rate of 60% of the average closing bid and ask price on the date of conversion, if publicly quoted, $0.05 per share, or a price extended to any third party, whichever is less.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           FABULOUS FRITAS CORPORATION


August 15, 2006            By:  s/ Jeff Reidy
                                --------------------------
                                Name: Jeff Reidy
                                Title: President





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